Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), we will convert from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, TC Bancshares, Inc., a newly formed company that will become the holding company for TC Federal Bank (“TC Federal”), is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement, Proxy Card(s) and a Questions and Answers Brochure describing the conversion, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the conversion of TC Federal, we must receive the approval of our eligible depositors and borrowers. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one packet of material, depending on the ownership structure of your accounts at TC Federal. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at TC Federal. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible TC Federal customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to TC Federal’s main office located at 131 S. Dawson Street, Thomasville, Georgia or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time, on June 22, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a TC Federal customer.

Sincerely,

Greg Eiford President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center toll-free, at (833) 902-3677,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M3

Dear Friend:

I am pleased to tell you about an investment opportunity. TC Bancshares, Inc., a newly formed company that will become the holding company for TC Federal Bank (“TC Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of TC Federal at the close of business on December 31, 2019 or March 31, 2021 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to TC Federal’s main office located at 131 S. Dawson Street, Thomasville, Georgia or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time, on June 22, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a TC Bancshares, Inc. stockholder.

Sincerely,

Greg Eiford President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center toll-free, at (833) 902-3677,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F3

Dear Sir/Madam:

Performance Trust has been retained by TC Bancshares, Inc. as marketing agent in connection with the offering of TC Bancshares, Inc. common stock.

At the request of TC Bancshares, Inc., we are enclosing materials regarding the offering of shares of TC Bancshares, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D3

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. TC Bancshares, Inc., a newly-formed company that will become the holding company for TC Federal Bank (“TC Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of TC Bancshares, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to TC Federal’s main office located at 131 S. Dawson Street, Thomasville, Georgia or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time, on June 22, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a TC Bancshares, Inc. stockholder.

Sincerely,

Greg Eiford President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center toll-free, at (833) 902-3677,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

I3

Questions and Answers

About Our Conversion and

Stock Offering

This brochure answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of TC Federal Bank (“TC Federal”), our customers and the communities we serve.

Under our plan of conversion (the “Plan”), TC Federal will convert from a mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of TC Bancshares, Inc. common stock. Upon completion of the conversion, 100% of the common stock of TC Bancshares, Inc. will be owned by stockholders, and TC Bancshares, Inc. will own TC Federal.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION?

A.

Our primary reasons for our decision to convert into a stock form of ownership are to establish an organizational structure that will enable us to: increase our capital to support future growth and profitability; compete more effectively in the financial services marketplace; offer our depositors, employees, management, and directors an equity ownership interest in TC Federal, and thereby an economic interest in our future success; attract and retain qualified personnel; and increase our flexibility to structure and finance the expansion of our operations.

Q.	WHAT CHANGES WILL OCCUR AS A RESULT OF THE CONVERSION? WILL THERE BE ANY CHANGES AT MY LOCAL BRANCH?

A.

No changes are planned in the way we operate our business. The conversion is an internal change to our corporate structure. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional staff, products and services in the future.

Q.	WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	IS TC FEDERAL BANK CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of December 31, 2020, TC Federal Bank was considered “well-capitalized” for regulatory purposes.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by our eligible customers.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN?

A.

Your vote “FOR” the Plan is extremely important to us. Each eligible TC Federal customer as of May 3, 2021 received a Proxy Card attached to a Stock Order Form. These packages received by eligible customers also include a Proxy Statement describing the Plan, which cannot be implemented without their approval.

Although you have the right to subscribe for stock, voting does not require you to purchase shares of common stock in the offering.
Q.	WHAT VOTE IS REQUIRED TO APPROVE THE PLAN?

A.	The Plan must be approved by the affirmative vote of a majority of votes eligible to be cast by the members of TC Federal at the special meeting of members.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.

Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	HOW DO I VOTE?

A.

Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.

Eligible depositors at the close of business on May 3, 2021 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Additionally, each borrower as of November 20, 2019 whose borrowing remained outstanding at the close of business on May 3, 2021 will be entitled to one vote. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PACKET?

A.

If you had more than one deposit and/or applicable loan account on May 3, 2021, you may have received more than one packet of material, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours a day.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.

TC Bancshares, Inc. is offering for sale between 3,995,000 and 5,405,000 shares of common stock (subject to increase to 6,215,750 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of TC Bancshares, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors of TC Federal Bank with aggregate balances of at least $50 at the close of business on December 31, 2019;

Priority #2—Our tax-qualified employee benefit plans;

Priority #3—Depositors of TC Federal Bank with aggregate balances of at least $50 at the close of business on March 31, 2021; and

Priority #4—Other depositors of TC Federal Bank at the close of business on May 3, 2021 and borrowers as of November 20, 2019 who maintained such borrowing as of the close of business on May 3, 2021.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Georgia Counties of Brooks, Colquitt, Grady, Mitchell and Thomas, and Florida Counties of Gadsden, Jefferson, Leon and Wakulla.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Offering to the general public.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors or borrowers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 4:00 p.m., Eastern Time, on June 22, 2021.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to TC Bancshares, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your TC Federal deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at TC Federal may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.05% per annum from the date we process your payment until the completion or termination of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your TC Federal deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 30,000 shares ($300,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “Summary — Limits on the Amount of Common Stock You May Purchase.”

Q.	MAY I USE MY TC FEDERAL INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

You may use funds currently held in retirement accounts with TC Federal. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at TC Federal or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the June 22, 2021 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM TC FEDERAL TO PAY FOR SHARES?

A.	No. TC Federal, by regulation, may not extend a loan for the purchase of TC Bancshares, Inc. common stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked unless the offering is terminated or is extended beyond June 22, 2021 or the number of shares of common stock to be sold is increased to more than 6,215,750 shares or decreased to less than 3,995,000 shares.

Q.	ARE DIRECTORS AND SENIOR OFFICERS OF TC FEDERAL BANK PLANNING TO PURCHASE STOCK?

A.

Yes. Directors and senior officers, together with their associates, are expected to subscribe for an aggregate of 108,500 shares ($1,085,000), or approximately 2.7%, of the shares to be sold in the offering at the minimum of the offering range.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, TC Bancshares, Inc.’s stock will not be insured by the Federal Deposit Insurance Corporation.
Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends.

Q.	HOW WILL TC BANCSHARES, INC.’S SHARES TRADE?

A.

Upon completion of the conversion and offering, we expect the common stock will be traded on the Nasdaq Capital Market under the symbol “TCBC”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell “TCBC” shares in the future.

Q.	IF I PURCHASE SHARES DURING THE OFFERING, WHEN WILL I RECEIVE MY SHARES?

A.

All the shares of TC Bancshares, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center toll-free, at (833) 902-3677, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

IMPORTANT REMINDER Please Support Us

  FOR

Dear Member:

As a follow-up to our recent mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with TC Federal Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing TC Federal Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center toll-free, at (833) 902-3677, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

Sincerely,

Greg Eiford President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG1

SECOND REQUEST Please Support Us

  FOR

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with TC Federal Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing TC Federal Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center toll-free, at (833) 902-3677, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

Sincerely,

Greg Eiford President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG2

THIRD REQUEST Please Support Us

  FOR

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with TC Federal Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing TC Federal Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center toll-free, at (833) 902-3677, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

Sincerely,

Greg Eiford President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG3

TC FEDERAL BANK Please vote by marking one of the boxes as shown. 1. Approval of the plan of conversion		REVOCABLE PROXY CONTROL NUMBER
FOR	AGAINST

The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Members, TC Federal Bank proxy statement for the Special Meeting of Members, and TC Bancshares, Inc.’s prospectus.

Signature Date

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE. NONE ARE DUPLICATES.

DETACH HERE

WHAT Am I Voting For?

We are counting on you to cast your vote “FOR” the approval of the plan of conversion.

WHY Vote?

Because your vote makes a difference. As a valued customer, your vote is important to us. The proposal requires the approval of our members. Your vote “FOR” will help us support our future growth, enhance our capital position, compete more effectively, offer our members an opportunity to obtain an economic interest in our future success, and to form a holding company structure. We value your relationship and continued support of TC Federal Bank and are asking you to help us meet our goal by voting today.

HOW Do I Vote?

1 of 3 ways. Please have your control number(s) ready when voting by telephone or internet.

PROXY VOTING INSTRUCTIONS

By Mail RETURN ENVELOPE	By Phone CALL (866) 390-6228	By Internet proxypush.com/TCFEDERAL
PROXY CARDS CAN BE RETURNED IN ONE ENVELOPE.	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL.

THANK YOU For Your Vote.

If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts. Please support us and vote all proxy cards received.

TC FEDERAL BANK	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TC FEDERAL BANK FOR USE AT A

SPECIAL MEETING OF MEMBERS TO BE HELD ON June 29, 2021 AND AT ADJOURNMENTS OF THAT MEETING FOR THE PURPOSES SET FORTH IN THE NOTICE OF SPECIAL MEETING

The undersigned hereby appoints the full Board of Directors of TC Federal Bank, with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at TC Federal Bank’s main office (131 S. Dawson Street, Thomasville, GA 31792) on June 29, 2021 at 9:00 am EST, and at any and all adjournments thereof, as follows, in accordance with the instructions on the reverse side hereof:

1.  Approval of a Plan of Conversion pursuant to which TC Federal Bank would be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its capital stock to a new holding company, TC Bancshares, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of a new federal stock charter and new bylaws for TC Federal Bank, as described in more detail in the accompanying proxy statement.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote virtually during the Special Meeting, or at any adjournments, and notifies the Secretary of TC Federal Bank at the Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE PROPOSAL STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION.

(Continued on reverse side)

DETACH HERE

WHY Convert?

The plan of conversion will provide us with access to additional capital, which will provide us the financial strength to better serve our customers and support our future growth and expansion.

WHAT Will Change?

The conversion is an internal change to our corporate structure and will have no effect on the staffing, products or services we offer to our customers. Voting will not affect your deposit accounts or loans or require you to purchase shares of TC Bancshares, Inc. common stock in the offering. Deposit accounts will continue to be federally insured.

We appreciate your vote and your continued support of TC Federal Bank

Please support us and vote all proxy cards received

READ THIS FIRST

Office of the Comptroller of the Currency Guidance for

Account Holders

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at (800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Southern District Office located at 500 North Akard Street, Suite 1600, Dallas, Texas 75201.

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What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

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Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

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“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

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Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

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Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.